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                                                                  EXHIBIT 5.1

                                 March 24, 1998



Medaphis Corporation
2700 Cumberland Parkway, Suite 300
Atlanta, GA 30339

                                             Re:      Medaphis Corporation
                                                      Registration on Form S-4

Dear Ladies and Gentlemen:

         I am Executive Vice President, Secretary and General Counsel of Medaphis Corporation, a Delaware corporation (the "Company"), and Medaphis Physician Services Corporation, a Georgia corporation, Gottlieb's Financial Services, Inc., a Georgia corporation, Medaphis Services Corporation, a
Georgia corporation, Medaphis Healthcare Information Technology Company, a Georgia corporation, Consort Technologies, Inc., a Georgia corporation, AssetCare, Inc., a Georgia corporation, Medical Management Sciences, Inc., a Maryland corporation, Automation Atwork, a California corporation, Health Data Sciences Corporation, a Delaware corporation, BSG Corporation, a Delaware corporation, National Healthcare Technologies, Inc., an Indiana corporation, BSG Alliance/IT, Inc., a Delaware corporation, and BSG Government Solutions, Inc., a Maryland corporation (the "Guarantors"). In my capacity as General Counsel, I am authorized to furnish opinions on behalf of the Company and the Guarantors that may be required in connection with various matters, including the Company's offer to exchange (the "Exchange Offer") up to $175,000,000 of its outstanding Series A 9 1/2% Notes due 2005 (the "Old Notes") and related subsidiary guarantees for its new Series B 9 1/2% Notes due 2005 (the "Notes") and related subsidiary guarantees (the "Subsidiary Guarantees"). The Notes and the Subsidiary Guarantees will be issued pursuant to an Indenture dated February 28, 1998 among the Company, the Guarantors and State Street Bank and Trust Company, as trustee. The Notes and the Subsidiary Guarantees will be registered under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-4 (File No. 333-47409) as filed with the Securities and
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Medaphis Corporation
March 24, 1998
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Exchange Commission (the "Commission") on March 6, 1998, as amended on March
24, 1998 (such Registration Statement, as so amended, the "Registration Statement").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In rendering the opinions set forth herein, I have, or a lawyer acting under my general supervision has, examined originals of the Registration Statement, the Indenture and the form of the Notes and the Subsidiary Guarantees and originals or copies, certified to my (or such lawyer's) satisfaction, of such (i) certificates of public officials; and (ii) certificates of officers and representatives of the Company and the Guarantors; and (iii) other documents, records, papers, and matters, all as I have deemed relevant or necessary as the basis for the opinions hereon without independent verification or investigation. I have relied upon, and assumed the accuracy of, such certificates and other statements, documents, records, papers and matters with respect to the factual matters set forth therein and I have assumed the genuineness of all of the signatures (other than the signatures of officers of the Company and the Guarantors) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies and the legal capacity of all natural persons.

         Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that:

         1. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (ii) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the Exchange Offer, the issuance and exchange of the Notes will have been duly authorized by the Company and the Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect
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Medaphis Corporation
March 24, 1998
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relating to creditors' rights generally and (2) general principles of equity
(regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.06 of the Indenture may be deemed unenforceable.

         2. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the TIA and (ii) the Notes have been duly executed and authenticated and the Subsidiary Guarantees endorsed thereon have been executed by the Subsidiary Guarantors in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the Exchange Offer, the issuance and exchange of the Subsidiary Guarantees will have been duly authorized by the Guarantors and the Subsidiary Guarantees will be valid and binding obligations of the Guarantors entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity ) and (b) the waiver contained in Section 4.06 of the Indenture may be deemed unenforceable.

         I am qualified to practice law in the State of Georgia, and I do not purport to express any opinion herein concerning any laws other than the laws of the State of Georgia and the Delaware General Corporation Law. To the extent that the opinions given herein are controlled by matters of New York law, I have relied on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP filed as
Exhibit 5.2 to the Registration Statement.
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Medaphis Corporation
March 24, 1998
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         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                  Very truly yours,

                                                  /s/ Randolph L.M. Hutto
                                                  -----------------------------
                                                  Randolph L.M. Hutto
                                                  Executive Vice President
                                                  Secretary and General Counsel